Exhibit 99.1

Paltalk Reports Second Quarter 2020 Results

Reports Profitable and Cash Flow Positive Quarter

JERICHO, NY, Aug. 06, 2020 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- Paltalk, Inc., formerly known as PeerStream, Inc. (“Paltalk,” the “Company,” “we,” “our” or “us”) (OTCQB: PALT), a leading communications software innovator that powers multimedia social applications, today announced financial and operational results for the second quarter ended June 30, 2020.

FINANCIAL AND BUSINESS HIGHLIGHTS:

During the three months ended June 30, 2020, the Company executed key components of its business objectives, which resulted in the following:

●	achieved net income of $0.5 million for the three months ended June 30, 2020 by growing subscription revenue compared to the same period last year and by executing on our streamlined operating plan, which eliminated costs associated with our secure communications business headcount;

●	active subscribers increased by approximately 2.0% compared to the second quarter of 2019 and increased approximately 1.7% as compared to the previous three months ended March 31, 2020;

●	subscription revenue increased by 5.3% compared to the same period last year and increased by 21.1% compared to the previous quarter;

●	decreased our operating expenses through a streamlined plan of operations by $1.6 million, or 36.0%, compared to the three months ended June 30, 2019;

●	in connection with the commercial launch of YouNow Inc.’s (“YouNow”) Props tokens on our Camfrog application, the Company received 7.0 million Props tokens in May 2020 (3.0 million of which were received upon signing the agreement and 4.0 million of which were received upon launching YouNow’s Props platform on Camfrog) and recognized a corresponding $112 thousand of technology services revenue; and

●	in July 2020 we completed the sale of our secure communications business for an aggregate purchase price of $250 thousand, which provides for future revenue share potential of up to an additional $0.5 million, allowing the Company to participate in the upside of that business without losing focus on its core application business.

Liquidity and Capital Resources

●	achieved positive net cash flow of approximately $1.0 million for the six months ended June 30, 2020, an improvement of $2.9 million when compared to the six months ended June 30, 2019, and positive cash flow from operations of $0.4 million for the six months ended June 30, 2020, an improvement of $3.8 million compared to the six months ended June 30, 2019;

●	cash and cash equivalents totaled $4.4 million at June 30, 2020; and

●	obtained a $0.5 million Payroll Protection Program loan under the Coronavirus Aid, Relief and Economic Security Act.

“I am pleased to report that we executed as we planned in the second quarter. By focusing primarily on our core business and operating under our new corporate name, Paltalk, Inc., we generated net income and positive cash flow. We accomplished this by increasing our active subscribers both year-over-year from the second quarter of last year and sequentially from the first quarter of 2020. This led to a 5% increase in subscription revenue during the second quarter, marking the first time in 11 quarters that we have achieved subscription revenue growth. We believe this growth reflects the safe and entertaining form of communication that our live video chat apps provide in these uncertain times, as well as the investments and enhancements we have been making over the last several months. By growing our subscription revenue and disposing of non-core assets and their associated costs, we have returned to the basic economics upon which the business was founded.

“We achieved both positive net income and net cash flow for the second quarter despite the termination of the ProximaX technology services contract that was signed in the second quarter of 2019, due in large part to a 36% year-over-year reduction in operating expenses that resulted from ongoing expense control and streamlining of our business. Looking ahead, we believe we have ample financial resources to implement our growth strategies. This includes the funds we received from the sale of our secure communications assets, which closed subsequent to the quarter end. With our strategic focus firmly on our core video apps, we believe that Paltalk, Inc. is well positioned for future growth,” commented Jason Katz, Chairman and CEO of Paltalk, Inc.

Financial Overview (in thousands, except for percentages and active subscriber counts)

Current quarter compared to same quarter last year:

	Three Months Ended
	June 30,
GAAP Results (unaudited)	2020	2019	Change
Subscription revenue	$3,211	$3,050	5.3%
Advertising revenue	$58	$111	(47.7)%
Technology service revenue	$112	$1,712	(93.5)%
Total revenues	$3,381	$4,873	(30.6)%

Income from operations from continuing operations	$531	$423	25.5%
Net income	$532	$443	20.1%
Net cash provided by (used in) operating activities	$406	$(587)	169.2%

Financial Metrics (unaudited)
Active subscribers (at period end)	108,200	106,100	2.0%
Adjusted EBITDA (a non-GAAP measure)	$594	$1,020	(41.8)%

Current year-to-date compared to same period last year:

	Six Months Ended
	June 30,
GAAP Results (unaudited)	2020	2019	Change
Subscription revenue	$5,861	$6,054	(3.2)%
Advertising revenue	$114	$231	(50.6)%
Technology service revenue	$127	$3,461	(96.3)%
Total revenues	$6,102	$9,746	(37.4)%

Income from operations from continuing operations	$167	$318	(47.5)%
Net income	$93	$1,090	(91.5)%
Net cash provided by (used in) operating activities	$423	$(3,374)	112.5%

Financial Metrics (unaudited)
Active subscribers (at period end)	108,200	106,100	2.0%
Adjusted EBITDA (a non-GAAP measure)	$472	$1,520	(68.9)%

ABOUT PALTALK, INC, INC. (OTCQB: PALT)

Paltalk is a communications software innovator that powers multimedia social applications. Our product portfolio includes Paltalk and Camfrog, which together host one of the world’s largest collections of video-based communities. Our other products include Tinychat and Vumber. The Company has an over 20-year history of technology innovation and holds 18 patents. For more information, please visit: http://www.paltalk.com.

To be added to our news distribution list, please visit: http://www.paltalk.com/investor-alerts/.

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, the impact of the recent coronavirus outbreak on our results of operations and our business; our ability to effectively market and generate revenue from our applications; risks and uncertainties related to our increasing focus on the use of new and novel technologies, such as blockchain and Props tokens, to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively integrate Props tokens into our existing applications; our ability to effectively secure new software development and licensing customers; legal and regulatory requirements related to the use of blockchain, including us holding and distributing cryptocurrencies and accepting cryptocurrencies as a method of payment for our services; the use of the internet and privacy and protection of user data; risks related to our holdings of digital tokens, including risks related to the volatility of the trading price of digital tokens and our ability to convert digital tokens into fiat currency; and our ability to manage our partnerships and strategic alliances. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

CONTACTS:

IR@paltalk.com

Stephanie Prince

PCG Advisory

sprince@pcgadvisory.com

646-762-4518

PALTALK, INC.

(F/K/A PEERSTREAM, INC.)

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Reconciliation of Net income to Adjusted EBITDA:
Net income	$531,541	$443,384	$93,157	$1,089,999
Interest expense (income), net	1,210	(24,837)	(10,977)	(54,794)
Other expense (income), net	(4,589)	-	79,880	-
Net loss from discontinued operations	-	-	-	104,880
Gain on sale of dating applications	-	-	-	(826,770)
Income tax benefit from discontinued operations	-	(158,990)	-	-
Income tax expense from continuing operations	2,500	163,490	5,000	4,500
Gain on office lease termination	(141,001)	-	(141,001)	-
Depreciation and amortization expense	146,949	152,903	299,893	305,600
Stock-based compensation expense	57,183	443,661	146,389	896,186
Adjusted EBITDA	$593,793	$1,019,611	$472,341	$1,519,601

Non-GAAP Financial Measures and Key Metrics

The Company has provided in this release certain non-GAAP financial measures, including Adjusted EBITDA, and other key metrics, including active subscribers and subscription bookings, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company defines Adjusted EBITDA as net income adjusted to exclude net loss from discontinued operations, interest expense (income), net, other expense (income), net, gain on sale of dating applications, income tax expense from continuing operations, income tax benefit from discontinued operations, gain on office lease termination, depreciation and amortization expense and stock-based compensation expense. Active subscribers means users of the Company’s consumer applications that have prepaid a fee, redeemed credits or received an upgrade from another user as a gift for current unlocked application features such as enhanced voice and video access, elevated status in the community or unrestricted communication on our applications and whose subscription period has not yet expired. The Company calculates subscription bookings as subscription revenue recognized during the period plus the change in deferred subscription revenue recognized during the period.

Management uses these financial metrics internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to these financial metrics in assessing our performance and when planning, forecasting and analyzing future periods. The Company believes these financial metrics are useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures;

●	Adjusted EBITDA does not reflect our working capital requirements;

●	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation;

●	Adjusted EBITDA does not consider the gain from the office lease cancellation;

●	Adjusted EBITDA does not reflect the gain on the sale of our dating applications or our loss or income tax expense from discontinued operations; and

●	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider these financial metrics along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

PALTALK, INC.

(F/K/A PEERSTREAM, INC.)

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2020	2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,378,865	$3,427,058
Accounts receivable, net of allowances and reserves of $23,832 as of June 30, 2020 and December 31, 2019	12,786	130,686
Digital tokens receivable	112,000	-
Prepaid expense and other current assets	181,858	167,441
Total current assets	4,685,509	3,725,185
Operating lease right-of-use assets	96,222	685,042
Property and equipment, net	448,333	620,059
Goodwill	6,326,250	6,326,250
Intangible assets, net	499,724	627,891
Digital tokens	93,036	148,229
Other assets	13,937	86,876
Total assets	$12,163,011	$12,219,532

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$922,884	$1,007,851
Accrued expenses and other current liabilities	251,245	434,739
Operating lease liabilities, current portion	61,276	178,479
Term debt, current portion	253,250	-
Deferred subscription revenue	1,969,563	1,829,493
Total current liabilities	3,458,218	3,450,562
Term debt, non-current portion	253,250	-
Operating lease liabilities, non-current portion	34,946	583,075
Total liabilities	3,746,414	4,033,637

Commitments and Contingencies

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; and 6,878,904 shares issued and 6,868,954 and 6,877,004 shares outstanding as of June 30, 2020 and December 31, 2019, respectively	6,879	6,879
Treasury stock, 9,950 and 1,900 shares, at par as of June 30, 2020 and December 31, 2019, respectively	(10,859)	(2,015)
Additional paid-in capital	21,427,771	21,281,382
Accumulated deficit	(13,007,194)	(13,100,351)
Total stockholders’ equity	8,416,597	8,185,895
Total liabilities and stockholders’ equity	$12,163,011	$12,219,532

PALTALK, INC.

(F/K/A PEERSTREAM, INC.)

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Subscription revenue	$3,210,619	$3,049,900	$5,860,742	$6,054,255
Advertising revenue	57,856	110,869	113,523	231,359
Technology service revenue	112,000	1,712,105	126,952	3,460,435
Total revenues	3,380,475	4,872,874	6,101,217	9,746,049
Costs and expenses:
Cost of revenue	685,430	892,470	1,308,154	1,844,689
Sales and marketing expense	221,416	230,996	413,086	608,147
Product development expense	1,255,884	1,711,974	2,506,580	3,483,539
General and administrative expense	687,083	1,614,387	1,706,337	3,491,859
Total costs and expenses	2,849,813	4,449,827	5,934,157	9,428,234
Income from continuing operations	530,662	423,047	167,060	317,815
Other income (expense), net	4,589	-	(79,880)	-
Interest income (expense), net	(1,210)	24,837	10,977	54,794
Income from continuing operations before provision for income taxes	534,041	447,884	98,157	372,609
Income tax expense	(2,500)	(163,490)	(5,000)	(4,500)
Net income from continuing operations	531,541	284,394	93,157	368,109
Discontinued Operations:
Gain on sale from discontinued operations	-	-	-	826,770
Loss from discontinued operations	-	-	-	(104,880)
Income tax benefit on discontinued operations	-	158,990	-	-
Net income from discontinued operations	-	158,990	-	721,890
Net income	$531,541	$443,384	$93,157	$1,089,999

Basic net income per share of common stock:
Continuing operations	$0.08	$0.04	$0.01	$0.05
Discontinued operations	-	0.02	-	0.11
Basic net income per share of common stock	$0.08	$0.06	$0.01	$0.16
Diluted net income per share of common stock:
Continuing operations	$0.08	$0.04	$0.01	$0.05
Discontinued operations	-	0.02	-	0.11
Diluted net income per share of common stock	$0.08	$0.06	$0.01	$0.16
Weighted average number of shares of common stock used in calculating net income per share of common stock:
Basic	6,869,027	6,874,679	6,871,299	6,875,195
Diluted	6,869,027	6,886,900	6,871,299	6,875,195

PALTALK, INC.

(F/K/A PEERSTREAM, INC.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	June 30,
	2020	2019
Cash flows from operating activities:
Net income	$93,157	$1,089,999
Less: Income from discontinued operations	-	721,890
Income from continuing operations	$93,157	$368,109
Adjustments to reconcile net income from continuing operations to net cash (used in) provided by operating activities of continuing operations:
Depreciation of property and equipment	171,726	177,435
Amortization of intangible assets	128,167	128,165
Amortization of operating lease right-of-use assets	76,828	-
Gain on lease termination	(141,001)	-
Realized loss from the sale of digital tokens	23,838	-
Write-off of note receivable	56,042	-
Stock-based compensation	146,389	896,186
Common stock issued for consulting services	-	34,500
Changes in operating assets and liabilities:
Credit card holdback receivable	-	64,638
Accounts receivable	117,900	191,204
Digital tokens receivable	(112,000)	-
Operating lease liability	(80,419)	-
Prepaid expenses and other current assets	(14,417)	(143,482)
Other assets	16,897	(34,459)
Accounts payable, accrued expenses and other current liabilities	(200,382)	(1,689,591)
Deferred subscription revenue	140,070	8,796
Deferred technology service revenue	-	(3,379,435)
Other liabilities	-	43,910
Net cash provided by (used in) continuing operating activities	422,795	(3,334,024)
Net cash used in discontinued operating activities	-	(39,967)
Net cash provided by (used in) operating activities	422,795	(3,373,991)
Cash flows from investing activities:
Payment for property and equipment, including website development, net	-	(195,497)
Proceeds from the sale of digital tokens	31,356	56,100
Net cash used in continuing investing activities	-	(139,397)
Net cash provided by discontinued investing activities	-	1,600,000
Net cash provided by investing activities	31,356	1,460,603
Cash flows from financing activities:
Borrowings of term debt	506,500	-
Purchase of treasury stock	(8,844)	-
Net cash provided by financing activities	497,656	-
Net increase (decrease) in cash and cash equivalents	951,807	(1,913,388)
Balance of cash and cash equivalents at beginning of period	3,427,058	6,555,376
Balance of cash and cash equivalents at end of period	$4,378,865	$4,641,988